Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Akili, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2022 Stock Option and Incentive Plan Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)(1)	3,470,381(2)	$0.21(3)	$728,780.01	$0.00014760	$107.57

Total Offering Amounts					$728,780.01	$0.00014760	$107.57

Total Fee Offsets							$0.00

Net Fee Due							$107.57

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (the “common stock”), of Akili, Inc. (the “Registrant”) which become issuable under the Akili, Inc. 2022 Stock Option and Incentive Plan (the “2022 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Represents an automatic increase of 3,470,381 shares of common stock to the number of shares available for issuance under the 2022 Plan effective as of January 1, 2024. Shares available for issuance under the 2022 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on October 27, 2022 (File No. 333-268033).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on $0.21, the average of the high and low sale prices of the of the Registrant’s common stock as reported on the Nasdaq Capital Market on February 23, 2024.